UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2016

iGambit Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-53862

(State or other jurisdiction

(Commission File Number)

(IRS Employer

of incorporation)

Identification No.)

1050 W. Jericho Turnpike, Suite A

11787

Smithtown, New York

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (631) 670-6777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction

A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

ITEM 4.01

Changes in Registrant’s Certifying Accountant

(a) New of Independent Registered Public Accountant

As  previously reported  on  current  Report  8-k  dated  June  29, 2016,  upon  receipt  of  notice from the  Public  Company Accounting Oversight  Board  ("PCAOB") order  to  revoke  the  PCAOB

registration   of   Michael   F.   Albanese,   CPA,   the   Company’s   prior   independent   registered

accounting firm, the  Company’s  Board of Directors directed  the  Company’s  Audit  Committee to begin  to  search  for,  and  interview,  independent  registered  public  accounting  firms  for  selection as the Company's independent registered public accounting firm to audit its financial statements.

On July 26, 2016, the Committee approved the engagement of Paritz and Company PA  (“Paritz”)

as the Company’s independent registered public accounting firm.

During  the  Company’s  two  most  recent  fiscal  years  and  the  subsequent  interim  period  preceding its engagement, neither the Company nor anyone on its behalf consulted Paritz regarding either:

(i)

the   application   of   accounting   principles   to   a   specified   transaction,   either

completed   or   proposed,   or   the   type   of   audit   opinion   that   might   be   rendered   on   the   Company’s

consolidated  financial  statements,  and  no  written  report  or  oral  advice  was  provided  to  the  Company that

Paritz  concluded  was  an  important  factor  considered  by  us  in  reaching  a  decision  as  to  the  accounting,

auditing or financial reporting issue; or

(ii)

any  matter  that  was  the  subject  of  a  disagreement  or  reportable  event  as  defined in Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v), respectively.

In  approving  the  selection  of  Paritz  as  the  Company’s  independent  registered  public  accounting  firm,  the

Committee concluded that there were no previous services provided by Paritz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  August 1, 2016

iGambit Inc.

By:

/s/  Elisa Luqman

Elisa Luqman

Chief Financial Officer